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                               EXHIBIT (3)(a)(2)

                 AMENDMENT TO PRINCIPAL UNDERWRITING AGREEMENT
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                 AMENDMENT TO PRINCIPAL UNDERWRITING AGREEMENT


Amendment to the Principal Underwriting Agreement, dated as of April 1, 1999, by and between AFSG Securities Corporation and AUSA Life Insurance Company, Inc. (the "Agreement").

Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   EXHIBIT A

                            Separate Account VA BNY

                          AUSA Endeavor Target Account

                            AUSA Series Life Account

                          AUSA Series Annuity Account

                         AUSA Series Annuity Account B

              AUSA Life Insurance Company, Inc. Separate Account C

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:  May 1, 2002


AFSG Securities Corporation

By:     ________________________________
        Lisa A. Wachendorf

Title:  Vice President and
        Chief Compliance Officer


AUSA Life Insurance Company, Inc.

By:     ________________________________
        Frank A. Camp

Title:  Vice President